Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES FIRST QUARTER 2025 RESULTS

$1.18 PER SHARE NET INCOME

$1.43 PER SHARE NON-GAAP OPERATING EARNINGS

Maintains 2025 Non-GAAP Operating Earnings Guidance of $3.94 - $4.06 Per Share

(NEWARK, N.J. – April 30, 2025) Public Service Enterprise Group (NYSE: PEG) reported the following results for the first quarter 2025:

PSEG Consolidated (unaudited)

First Quarter Comparative Results

	Income		Earnings Per Share
($ millions, except per share amounts)	1Q 2025	1Q 2024	1Q 2025	1Q 2024
Net Income	$589	$532	$1.18	$1.06
Reconciling Items	129	125	0.25	0.25
Non-GAAP Operating Earnings	$718	$657	$1.43	$1.31
Average Shares Outstanding (Diluted)			500	500

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG delivered a solid operating and financial performance to begin the year. Our service territory experienced multiple cold spells in January and February with temperatures remaining below 20°F for several days in a row, prompting the highest winter peak load for both gas and electric in the last six years. During these challenging conditions, our electric and gas operations maintained high levels of reliability and efficient customer response times,” said Ralph LaRossa, PSEG’s chair, president and CEO.

“Our regulated capital investment plan for 2025 remains focused on infrastructure replacement and modernization to ensure safe and reliable service, and to meet growing customer demand. PSE&G also began rolling out the second phase of its Clean Energy Future - Energy Efficiency II program, which helps customers save energy, lower their bills and reduce carbon emissions while supporting job training and economic growth in New Jersey.”

“PSE&G experienced another quarterly increase in large load inquiries for new service connections. This pipeline totaled over 6,400 MW of capacity requested as of March 31, and our engineers have been responding to these inquiries on a timely basis – still averaging about four months. Our speed to response is supportive of the state objective to spur economic development. To the extent these large load prospects convert into new utility customers in the future, fixed costs are spread over a larger user base, which helps to lower existing customer bills.”

“At PSEG Nuclear, we generated approximately 8.4 terawatt hours of energy during the first quarter, supplying the grid with 24x7, carbon-free power and achieving a capacity factor of 99.9%.”

LaRossa added, “PSEG’s focus on increasing the predictability of our results continues to benefit both customers and the company, aided by our Conservation Incentive Program, and deferral mechanisms from the recently concluded rate case. We also constantly manage our cost structure to keep bills as low as possible. Preserving PSEG’s financial flexibility helps us to accomplish our financial and strategic goals, including executing on PSE&G’s regulated capital investment plan, which is on track and on budget.”

“PSEG continues to pursue opportunities to grow our existing 5% to 7% compound annual growth outlook for non-GAAP Operating Earnings over the 2025 to 2029 period, including the potential to contract our nuclear output under long-term agreements.”

“PSEG also declared a first-quarter common stock dividend of $0.63 per share, representing an indicative annual rate of $2.52 per share, a 5% increase for 2025,” said LaRossa.

PSEG Results by Segment (unaudited)

First Quarter Comparative Results

($ millions)	1Q 2025	1Q 2024
PSE&G Net Income/Non-GAAP Operating Earnings	$546	$488
PSEG Power & Other Net Income	43	44
Total PSEG Net Income	$589	$532

PSEG Power & Other Non-GAAP Operating Earnings	$172	$169
Total PSEG Non-GAAP Operating Earnings	$718	$657

PSE&G’s results for the first quarter reflect new electric and gas base distribution rates in effect for a full quarter following the October 15, 2024 implementation date. This increase in revenue reflected over $3 billion of investments made in the electric and gas systems over the past several years. The improvement in results also reflects the seasonality of higher gas revenue collection during the winter months, which was partly offset by higher operation and maintenance costs as well as higher depreciation and interest expense from recent capital investments.

PSEG Power & Other results for the quarter reflect the positive impact of our consistent and reliable nuclear generation performance coupled with higher realized prices, primarily driven by the cold weather experienced in January and February.

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PSEG will host a conference call to review its first quarter 2025 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting:

https://investor.pseg.com/investor-news-and-events

Media Relations:	Investor Relations:
(973) 430-7734 ou-communicationspseandg@pseg.com	(973) 430-6565 PSEG-IR-GeneralInquiry@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company operating New Jersey’s largest transmission and distribution utility, serving approximately 2.4 million electric and 1.9 million natural gas customers. PSEG also owns an independent fleet of 3,758 MW of carbon-free, baseload nuclear power generating units in NJ and PA. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG is a member of the S&P 500 Index and has been named to the Dow Jones Sustainability North America Index for 17 consecutive years. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this report may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	an increasing demand for power and load growth, potentially compounded by a shift away from natural gas toward increased electrification;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements;

•	any inability to enter into or extend certain significant contracts;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities and third-party operation of co-owned nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal, state and local environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2025
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$3,222	$(534)	$2,664	$1,092
OPERATING EXPENSES
Energy Costs	1,186	(534)	1,094	626
Operation and Maintenance	919	—	576	343
Depreciation and Amortization	320	—	280	40

Total Operating Expenses	2,425	(534)	1,950	1,009
OPERATING INCOME	797	—	714	83
Net Gains (Losses) on Trust Investments	8	—	—	8
Net Other Income (Deductions)	37	(1)	16	22
Net Non-Operating Pension and OPEB Credits (Costs)	16	—	17	(1)
Interest Expense	(241)	1	(157)	(85)

INCOME BEFORE INCOME TAXES	617	—	590	27
Income Tax (Expense) Benefit	(28)	—	(44)	16

NET INCOME	$589	$—	$546	$43

Reconciling Items Excluded from Net Income(b)	129	—	—	129

OPERATING EARNINGS (non-GAAP)	$718	$—	$546	$172

Earnings Per Share
NET INCOME	$1.18

Reconciling Items Excluded from Net Income(b)	0.25

OPERATING EARNINGS (non-GAAP)	$1.43

	Three Months Ended March 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,760	$(445)	$2,333	$872
OPERATING EXPENSES
Energy Costs	997	(445)	928	514
Operation and Maintenance	783	—	465	318
Depreciation and Amortization	295	—	257	38

Total Operating Expenses	2,075	(445)	1,650	870
OPERATING INCOME	685	—	683	2
Net Gains (Losses) on Trust Investments	95	—	—	95
Net Other Income (Deductions)	35	(1)	16	20
Net Non-Operating Pension and OPEB Credits (Costs)	19	—	19	—
Interest Expense	(205)	1	(138)	(68)

INCOME BEFORE INCOME TAXES	629	—	580	49
Income Tax Expense	(97)	—	(92)	(5)

NET INCOME	$532	$—	$488	$44

Reconciling Items Excluded from Net Income(b)	125	—	—	125

OPERATING EARNINGS (non-GAAP)	$657	$—	$488	$169

Earnings Per Share
NET INCOME	$1.06

Reconciling Items Excluded from Net Income(b)	0.25

OPERATING EARNINGS (non-GAAP)	$1.31

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 7 and 8 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2025	December 31, 2024
DEBT
Commercial Paper and Loans	$400	$1,593
Long-Term Debt*	22,998	21,114

Total Debt	23,398	22,707
STOCKHOLDERS’ EQUITY
Common Stock	5,014	5,057
Treasury Stock	(1,376)	(1,403)
Retained Earnings	12,868	12,593
Accumulated Other Comprehensive Loss	(136)	(133)

Total Stockholders’ Equity	16,370	16,114

Total Capitalization	$39,768	$38,821

*	Includes current portion of Long-Term Debt

Attachment 3

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities
Net Income	$589	$532
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	460	129

Net Cash Provided By (Used In) Operating Activities	1,049	661

Net Cash Provided By (Used In) Investing Activities	(618)	(785)

Net Cash Provided By (Used In) Financing Activities	345	1,249

Net Change in Cash, Cash Equivalents and Restricted Cash	776	1,125
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	154	99

Cash, Cash Equivalents and Restricted Cash at End of Period	$930	$1,224

Attachment 4

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

March 31, 2025

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2024
Residential	3,290	6%
Commercial & Industrial	6,578	1%
Other	101	1%

Total	9,969	2%

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2024
Firm Sales
Residential Sales	747	14%
Commercial & Industrial	495	11%

Total Firm Sales	1,242	13%

Non-Firm Sales*
Commercial & Industrial	130	(25%)

Total Non-Firm Sales	130

Total Sales	1,372	7%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2024
Degree Days - Actual	2,376	13%
Degree Days - Normal	2,485

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 5

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown
	Three Months Ended
	March 31,
	2025	2024
Nuclear - NJ	5,464	5,337
Nuclear - PA	2,891	2,864

	8,355	8,201

Attachment 6

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Weighted Average Common Shares Outstanding (millions)
Basic	498	499
Diluted	500	500
Stock Price at End of Period	$82.30	$66.78
Dividends Paid per Share of Common Stock	$0.63	$0.60
Dividend Yield	3.1%	3.6%
Book Value per Common Share	$32.83	$31.54
Market Price as a Percent of Book Value	251%	212%

Attachment 7

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended
Reconciling Items	March 31,
	2025	2024
	($ millions, Unaudited)
Net Income	$589	$532
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(12)	(95)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	188	258
Lease Related Activity, pre-tax	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(47)	(34)

Operating Earnings (non-GAAP)	$718	$657

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.18	$1.06
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.03)	(0.19)
(Gain) Loss on MTM, pre-tax(a)	0.38	0.52
Lease Related Activity, pre-tax	—	(0.01)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.10)	(0.07)

Operating Earnings (non-GAAP)	$1.43	$1.31

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 8

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2025	2024
	($ millions, Unaudited)
Net Income	$43	$44
(Gain) Loss on NDT Fund Related Activity, pre-tax	(12)	(95)
(Gain) Loss on MTM, pre-tax(a)	188	258
Lease Related Activity, pre-tax	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(47)	(34)

Operating Earnings (non-GAAP)	$172	$169

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.